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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

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                             Post Properties, Inc.
               (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                          [POST PROPERTIES, INC. LOGO]




For Immediate Release

Contact:   Judith Wilkinson/Nina Covalesky                    PRESS RELEASE
           Joele Frank, Wilkinson Brimmer Katcher
           (212) 355-4449


           Post Properties' Board of Directors Urges Shareholders to
             Reject Williams' Attempt to Take Back Control of Post

           Recommends Shareholders Re-Elect Post's Director Nominees


ATLANTA, April 23, 2003 - Post Properties, Inc. (NYSE: PPS), an Atlanta-based real estate investment trust, today sent the following letter to Post shareholders:


                                                             April 23, 2003

Dear Post Properties Shareholder:

    As you may be aware, John Williams, the former CEO and Chairman of Post Properties, is launching a costly and divisive proxy contest in an effort to re-take control of your Company. Mr. Williams, who owns only 2.5% of the Company's voting stock, has nominated five Board candidates selected by him -- and may be asking you to vote your shares to elect his candidates to your Board of Directors. If Mr. Williams prevails, he and his nominees would constitute a majority of the directors. Then, in an effort to turn back the clock to the days when the Company struggled under his leadership, he intends to re-install himself as CEO and have one of his designees installed as Chairman.

    Nothing less than the future of your Company and the value of your investment is at stake. We urge you to act now to protect the value of your shares. You can reject Mr. Williams' bid for control by signing, dating and returning the enclosed WHITE proxy card. A postage-paid return envelope is enclosed for your convenience.

                  THE STAKES ARE HIGH AND THE CHOICE IS CLEAR

    Despite the distractions caused by Mr. Williams, culminating in this proxy contest, your Board of Directors and current management continue to move forward with their plans to put your Company on the right course and improve value for all shareholders.

                                   - more -
                                     - 2 -

    For example:

    o Since last July, our property management team, with over 100 combined years of multifamily experience, has significantly improved Post's relative same-property operating performance in Atlanta and Dallas, our two largest markets.

    o We are committed to building the "Post" brand by ensuring the quality of our properties. In Post's most recent independently conducted resident survey, we enjoyed the highest overall rating for resident satisfaction in recent years.

    o We continue to reduce overhead and property operating costs and to improve efficiency.

    o We are selectively disposing of non-strategic properties through a highly competitive bid auction process and, at the same time, strengthening our balance sheet.

            JOHN WILLIAMS: "THE CASE OF THE CEO WHO WOULDN'T LEAVE"

    During the past year, at the urging of the Board of Directors, John Williams resigned as CEO and Chairman of the Board. This is a Board, by the way, that knows Mr. Williams well, and many of its members have had longstanding personal and professional relationships with him. The Board's decision to move forward with its management succession plan was not based on any personal animosity toward Mr. Williams -- it was based solely on the conclusion that having Mr. Williams continue to run the Company was no longer in the best interests of shareholders.

    Last summer, when the Board selected Dave Stockert as CEO to succeed Mr. Williams, it was Mr. Williams who enthusiastically endorsed him as "just the right man to succeed me" in the press release announcing Mr. Stockert's appointment. Quickly, however, Mr. Williams sought to undermine new management, and earlier this year the Board concluded it had no choice but to ask Mr. Williams to step down as Chairman.

    As The Wall Street Journal recently wrote: "Call it the case of the CEO who wouldn't leave."1 Unfortunately, this is not the first time this has happened. Mr. Williams has built a track record of appearing to acquiesce in a succession plan and then quickly undermining his successor. If he succeeds in this proxy contest, it is unlikely that the Company would be able to attract qualified management talent in the foreseeable future.

                     THE WILLIAMS' LEGACY: THE REAL STORY

    Those who follow the Company most closely -- the professional analysts -- are seeing right through Mr. Williams' cynical effort to re-write his legacy. In a calculated attempt to win votes, Mr. Williams is attacking the Company's business and financial performance, when the reality is that current management has been working proactively for months to address the challenges Mr. Williams left behind when he finally stepped down as CEO.

                                   - more -
                                     - 3 -


    The analysts are not at all fooled by Mr. Williams' attempt to shift the responsibilities for his missteps to his successor -- or by his complete failure to acknowledge and accept responsibility for the state of affairs at the Company when he turned the reins over to Mr. Stockert.


    Here is what the analysts have to say:

         Remember, Mr. Williams only relinquished control in July 2002, well after the problems for PPS began. In fact, over the past nine months since Chief Executive Officer David Stockert has been directing PPS activities, we have gained a greater degree of confidence as the Company is, in our opinion, once again heading to a position of solid footing...[T]he direction of the Company is considerably more secure than it was only 12 months ago.

                     A. Pevnev, McDonald Investments Inc., First Call, 04/07/03

         Under Mr. Williams' watch as CEO and chairman of the board, PPS shares dropped from a peak of over $46 in July 2000 to as low as $26.50 in July 2002. Since that time, shares have been as low as $22.40, but that was still under the watch of Mr. Williams as chairman of the board. We believe Mr. Williams has played an active role in the company's performance to date.

                   Rod Petrik, Tamara J. Fique, Legg Mason, First Call 04/08/03

         Said one buy-sider, `It isn't as if we all parachuted to Earth yesterday. We remember John's [Williams] role in what's happened at Post.' . . . One investor with a sizable stake in Post . . . said he was troubled by Williams' attempt to rewrite history. `To hear John tell it, the diversification effort that got Post into trouble in the first place was a darn good idea and it would have worked if hadn't been for forces outside the company's control. I don't know if John really believes that or he's just convinced himself that was the case to keep from facing up to the fact that he screwed up.'

                                             Barry Vinocur, REIT Wrap, 04/15/03

         This management change [referring to Mr. Williams being replaced as Chairman of the Board by Robert C. Goddard, III] is important for Post as the company continues to move beyond many of its previous problems (mostly development related) and into the next phase of its life.

                               Steve Sakwa, Merrill Lynch, First Call, 02/21/03

    With your support -- and your vote on the enclosed WHITE proxy card -- we can put this unfortunate chapter behind us and devote our full efforts to continuing to improve operating performance for the benefit of all shareholders.

                                   - more -
                                     - 4 -

    Your vote is IMPORTANT. Whether or not you plan to attend the Annual Meeting of Shareholders, please sign, date and return the enclosed WHITE proxy card. A postage-paid envelope is provided for your convenience. We urge you not to sign any proxy card you may receive from Mr. Williams, even as a protest vote against him.

    We thank you for your continued trust and support.

Sincerely,

/s/ David P. Stockert                                   /s/ Robert C. Goddard
David P. Stockert                                       Robert C. Goddard, III
President and Chief Executive Officer                   Chairman of the Board



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                                   IMPORTANT

     PLEASE RETURN YOUR WHITE PROXY CARD AND DO NOT RETURN ANY OF MR. WILLIAMS' GOLD PROXY CARDS, EVEN AS A PROTEST VOTE AGAINST HIM. ONLY YOUR LATEST DATED, SIGNED PROXY CARD WILL BE COUNTED, AND ANY GOLD PROXY YOU SIGN FOR ANY REASON COULD INVALIDATE PREVIOUS WHITE PROXY CARDS SENT BY YOU TO SUPPORT POST PROPERTIES' BOARD OF DIRECTORS.

     Your vote is important. Please take a moment to SIGN, DATE and promptly MAIL your WHITE proxy card in the postage-paid envelope provided. If your shares are held in the name of a brokerage firm, bank nominee or other institution, please sign, date and mail the enclosed WHITE instruction card in the postage-paid envelope provided. If you have any questions or need assistance in voting your shares, please call:

                          INNISFREE M&A INCORPORATED
                        501 MADISON AVENUE, 20TH FLOOR
                           NEW YORK, NEW YORK 10022
                           TOLL FREE: (877) 825-8730
                BANKS AND BROKERS CALL COLLECT: (212) 750-5833
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Certain statements made in this letter and other written or oral statements made by or on behalf of the Company may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important risk factors regarding the Company are included under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and may be discussed in subsequent filings with the SEC.

NOTE: Permission to use materials quoted in this letter was neither sought nor obtained.


1 Ray A. Smith, "Post Properties And Its Ex-CEO Fight for Control," The Wall
  Street Journal, April 16, 2003.


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